Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 No. 333-212814 and Registration Statements on Form S‑8 Nos. 333-140559, 333-140561, 333-140562, 333-173656, 333-173657, 333-173658, 333-176852, 333-192988, 333-212813, 333-217448, and 333-217449 of PPG Industries, Inc. of our report dated February 21, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 21, 2019